Dated the 1st day of October 1988.
                       ----------------------------------



                                RUSH PROFIT LTD.

                                      and

                                 BEL FUSE LTD.


                       ----------------------------------


                                AGENCY AGREEMENT


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                              WOO, KWAN, LEE & LO,
                               SOLICITORS & CO.,
                        35TH FLOOR, SUN HUNG KAI CENTRE,
                           30 HARBOUR ROAD, WANCHAI,
                                   HONG KONG.

                                   Doc #0765C

                             Ref: EY/S6000770/88/j1

AN AGENCY AGREEMENT is made the 1st day of October One thousand nine hundred and eighty-eight

BETWEEN:-

1. RUSH PROFIT LTD. a company incorporated with limited liability in Hong Kong whose registered office is situate at Room 1906, 19/F, Kai Tak Commercial Building, 317-321 Dex Voeux Road Central, Hong Kong (hereinafter called "Rush Profit") of the one part and

2. BEL FUSE LTD. a company incorporated with limited liability in Hong Kong whose registered office is situate at Room 1814-15, Star House, 3 Salisbury Road, Kowloon, Hong Kong (hereinafter called "Bel Fuse") of the other part.

WHEREAS:-

(A). Bel Fuse is desirous of appointing an agent to secure contractors to process certain electronic components of Bel Fuse ("the Components")

(B). Rush Profit has agreed to be appointed as the agent subject to the terms and conditions hereinafter appearing.

NOW THIS AGREEMENT WITNESSETH as follows:-

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1. Bel Fuse appoints Rush Profit as its non-exclusive agent as from the effective date of this Agreement and until determined as hereinafter provided in the agent's own name and as a principal (a) to enter into contracts with companies or factories ("the Processing Factory") in China for the processing of the Components, (b) to manage and oversee the processing operation with the Processing Factory and (c) to ship the processed Components to any place designated by Bel Fuse.

2. Rush Profit hereby undertakes and agrees with Bel Fuse that Rush Profit will at all times during the continuance in force of this Agreement observe and perform the terms and conditions set out in this Agreement and in particular, Rush Profit:-

     (a) will use its best endeavour to find the suitable Processing Factory, to manage and oversee processing operation of the Processing Factory and to ship the processed Components;

     (b) will ensure that any contract or any variations or amendments thereof which Rush Profit enters with the Processing Factory shall contain the terms as set out in Clause 3 herein;

     (c) will in all matters act loyally and faithfully to Bel Fuse and obey its orders and instructions and in the absence of any such orders or instructions in relation to any particular matter will act in such manner as

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

          Rush Profit reasonably consider to be most beneficial to Bel Fuse;

     (d) will ship to the Processing Factory, at the expense of Bel Fuse, all the processing machinery and equipment and all the raw materials, accessories and assembling materials as Bel Fuse may require to enable the Processing Factory to process the Components and to ship at the expense of Bel Fuse the processed Components from the Processing Factory to such place as shall be designated by Bel Fuse Provided Always that all shipment and transportation charges incurred between Chung Shan Pier and the Processing Factory shall be at the expense of Rush Profit and/or the Processing Factory;

     (e) will take all reasonable steps to maintain and protect from loss the processing machinery and equipment and the raw materials, accessories and assembling materials as aforesaid;

     (f) will comply with or obtain all necessary consents licences or permissions under any relevent laws regulations or rules for the time being in force for the (i) import of the processing machinery and equipment and all the raw materials, accessories and assembling materials to the country of Processing Factory and (ii) export of the processed Components from the country of the Processing Factory;

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

     (g) will not make representations or give any warranties other than those contained in Clause 3 herein to the Processing Factory;

     (h) in the event of any dispute arising between Rush Profit and the Processing Factory, will inform Bel Fuse of the dispute and will not take any proceedings in respect of or compromise the dispute or grant a release without the written consent of Bel Fuse;

     (i) will consult with and obtain the prior approval of Bel Fuse in respect of any terms and conditions of the contract which Rush Profit proposes to enter into with the Processing Factory.

     (j) will keep full and proper books of account and records showing clearly all inquiries transactions and proceedings relating to the agency and in particular all transactions undertaken by or through Rush Profit in relation to the Components;

     (k) will allow the authorised officers of the Bel Fuse at all reasonable times to have access to Rush Profit's premises for the purpose of inspecting the said books and records;

     (l) will from time to time upon the written request of the Bel Fuse supply to the Bel Fuse reports returns and other information relating to the agency;

     (m) will not assign transfer charge or in any manner make over or purport to assign transfer charge or take over

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

          this agreement or the rights of Rush Profit thereunder or any part thereof without obtaining the previous consent in writing of Bel Fuse;

     (n) will not incur any liability on behalf of the Bel Fuse or in any way pledge or purport to pledge Bel Fuse's credit; and

     (o)  will defray all expenses of and incidental to the agency.

3. In the contract or agreement with the Processing Factory, Rush Profit shall ensure that the Processing Factory shall be responsible for or agree to the following:-

     (a) The Processing Factory shall provide at its own expense factory premises to process the Components which premises shall not be less than 300 m2 in actual usable area;

     (b) The Processing Factory shall employ a labour force of not less than 120 persons to process the Components;

     (c) All processing machinery and equipment and all raw materials, accessories and assembling materials provided to the Processing Factory either directly by Bel Fuse or through Rush Profit shall remain at all times and irrespective of the occurence of any event the property of Bel Fuse;

     (d) The Processing Factory will take out all such insurance policies as may be required by Bel Fuse at

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

          such insurance company as may be directed by Bel Fuse provided that Bel Fuse shall pay the required insurance premia;

     (e) The Processing Factory shall obtain all necessary consents licences or permissions under any relevent law regulations or rules for the time being in force for the export of the processed Component from the country of the Processing Factory;

     (f) Bel Fuse shall be entitled to send at its own expenses all such necessary personnel and technicians as it shall deem fit to the Processing Factory premises for the purpose of assisting in management, personnel training, and quality control and to advice in techniques. The Processing Factory shall ensure that all reasonable directions given by such personnel and technicians be obeyed and all the factory's books, records, documents and information in respect of the processing of the Components are made available to Bel Fuse;

     (g) All Components processed are subject to the strict quality control of Bel Fuse and must be examined by a representative of Bel Fuse specifically authorized to inspect the quality of the processed Components ("the quality controller"). Only those processed Components inspected and deem fit by the quality controller shall be delivered to Bel Fuse and all those processed

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          Components which are rejected by the quality controller shall be accepted as rejected by Rush Profit or Bel Fuse;

     h) The Processing Factory shall charge a unit rate for each piece of Component processed by it and not rejected by the quality controller such unit rate to be subject to the prior approval of Bel Fuse. No other charges or monies of any kind shall be demanded by the Processing Factory other than the agreed unit rate;

4. Bel Fuse hereby agrees with Rush Profit that it will during the continuance of this agreement:

     (a) at its own expense supply to Rush Profit or to the Processing Factory such processing machinery and equipment and such raw materials, accessories and assembling materials as Bel Fuse shall deem to be required to process the Components;

     (b) pay all transportation charges incurred for the transport of the processing machinery and equipment to or from the Processing Factory, the raw materials, accessories and assembling materials to the Processing Factory and the processed Components from the Processing Factory to the place designated by Bel Fuse save and except transportation charges between Chung Shan Pier and the Processing Factory;

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

     (c) whenever Bel Fuse considers it necessary and at its own expense to provide the personnel and technicians to visit the Processing Factory for the purpose of assisting in management, personnel training, quality control and advising on techniques.

5. Bel Fuse reserves to itself the right notwithstanding anything to the contrary herein contained:-

     (a)  to specify the quantity of Components to be processed;

     (b) to specify the procedure or manner in which the Components are to be processed;

     (c) to specify the quality of the processed Components and to reject all such processed Components which fail to meet the quality imposed by Bel Fuse;

     (d)  to nominate the Processing Factory;

     (e) to reject or demand the termination of the contract with an existing Processing Factory.

6. In consideration of the services of Rush Profit provided in this Agreement and so long as Rush Profit has procured a Processing Factory which is processing the Components, Bel Fuse shall pay to Rush Profit:-

     (a) a sum of Hong Kong Dollars SIXTEEN THOUSAND (HK$16,000.00) per month in arrears commencing from

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          the  1st day of October 1988 and thereafter on the last day of each and every calendar month.

     (b) a commission which is equal to one per cent (1%) of the unit rate charged by the Processing Factory for the processing of each Component and actually paid to and received by the Processing Factory, such commission to be calculated on a quarterly basis in arrears commencing from the 1st day of January 1989 each quarterly commission payment to be paid no earlier than 30 days from the end of each quarter.

For the purpose of calculating the 1% commission aforesaid, the sum stated in the books of Bel Fuse as having paid to the Processing Factory for the processing of Components shall be deem to be correct and shall not be challenged in any way by Rush Profit.

7. Bel Fuse shall have the right at any time by giving notice in writing to Rush Profit to terminate this Agreement forthwith in any of the following events:-

     (a) If Rush Profit commits a breach of any of the terms or conditions of this Agreement;

     (b) If Rush Profit enters into liquidation or becomes insolvent whether compulsorily or voluntarily or has a petition for winding-up against it filed in court or

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          compound with its creditors or take or suffer any similar action in consequence of debt;

     (c) If from any cause Rush Profit is prevented from performing its duties hereunder for a period of one month;

     (d) If Rush Profit is guilty of any conduct which in the opinion of Bel Fuse is prejudicial to the Bel Fuse interests; or

     (e) If Rush Profit purports to assign the burden or benefits or charge the benefits of this Agreement without the written consent of Bel Fuse.

8. Rush Profit hereby undertakes that Rush Profit will not at any time after the making of this Agreement divulge any information in relation to the Bel Fuse's affairs or business or method of carrying on business.

9. (a) Upon the termination of this Agreement for any cause or at any time previous to such termination at the request of the Bel Fuse, Rush Profit shall forthwith return to or procure the Processing Factory to return to Bel Fuse or otherwise dispose of as Bel Fuse may instruct all samples patterns instruction books technical pamphlets catalogues specifications and other materials documents and papers whatsoever sent to Rush Profit and relating to the business of the company (other than correspondence between the company and the agents) which Rush Profit or the Processing Factory may have in its possession or under its control and also deliver up to Bel
          Fuse upon the termination of this Agreement all separate books of account and records relating to the agency kept in accordance with Clause 3 of this Agreement.

     (b) Upon such termination Rush Profit shall forthwith deliver up or procure the delivery up to Bel Fuse or otherwise dispose of as Bel Fuse directs all the processing machinery and equipment supplied by Bel Fuse, the raw materials, accessories and assembling materials supplied by Bel Fuse and all processed Components;

     (c) The cost of carriage insurance duty and charges incurred in any such return delivery up or other disposal shall be borne by Bel Fuse.

10. (a) Bel Fuse shall not be responsible for the acts or defaults of Rush Profit or of Rush Profit's employees or representatives.

     (b) Any act or omission which if it were an act or omission of Rush Profit would be a breach of this Agreement on its part shall be deemed to be such an act or omission for which Rush Profit are responsible if done or omitted:-

           (i) by any director, officer, employee, servant, independent contractor or agent of Rush Profit;

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


          (ii) by any body corporate or unincorporate (whether constituted at the date of this Agreement or not) which is controlled wholly or mainly or directly or indirectly in any manner by Rush Profit or by any person or persons who controls or control or by any such body which itself controls wholly or mainly or directly or indirectly in any manner Rush Profit or which is controlled wholly or mainly or directly or indirectly by a person or persons and/or body or bodies corporate and/or unincorporate who or which controls or control wholly or mainly or directly or indirectly Rush Profit; or

         (iii) by any firm or unincorporated body of which the Rush Profit shall for the time being be a partner or member.

11. Subject to an earlier determination as provided in this Agreement, this Agreement shall be effective for 15 years commencing from the 1st day of October 1988 to 30th September 2003 with an option to Bel Fuse to renew for another 15 years.

12. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto hereby submit to the non-exclusive jurisdiction of the Court of Hong Kong.

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

13. If any one or none of the provisions in this Agreement shall be declared invalid, illegal or unenforceable under any applicable law, such illegality invalidity or unenforceability shall not vitiate any other provisions of this Agreement.

14. The waiver of Bel Fuse of any breach of any term of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed a waiver of any subsequent breach.

15. This Agreement is signed in duplicate.

SIGNED by FONG SIO LONG (holder     )
of Macau Identity Card No. 334621)  )
for and on behalf of Rush Profit    )
Ltd. in the presence of :-          )


SIGNED by                           )
                                    )
                                    )
                                    )
for and on behalf of Bel Fuse Ltd.  )
in the presence of :-               )

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